SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Consulting Agreement with Bushido Capital

We entered into a Consulting Agreement (the “Consulting Agreement”) with Bushido Capital Partners, Ltd. (“Bushido”), effective June 3, 2005, under which we engaged Bushido to provide business consulting services to us, including advising us on credit line formation for our wholesale call services business and introducing us to potential credit line providers. In consideration for these services, we agreed to pay Bushido a fee in cash and to issue to Bushido a warrant to purchase shares of our common stock.  Due to changed circumstances, including relevant market and business considerations, the parties terminated the Consulting Agreement on June 13, 2005, relieving each other from all further obligations thereunder.  In addition, Bushido has agreed to refund all amounts previously paid to it under the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: June 13, 2005	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt Chief Executive Officer and President